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                                                                   EXHIBIT 10.46

                              BANK OF AMERICA, N.A.
                               100 Federal Street
                           Boston, Massachusetts 02110

                              As of: June 27, 2006

Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460
Attention:  Steven L. Day, President

      Re;   Dover Saddlery, Inc. Financing Arrangements

Dear Steve:

      We refer to the Amended and Restated Loan Agreement dated as of December 11, 2003 (as amended, the "Loan Agreement") between Dover Saddlery, Inc. and Bank of America, N.A. (successor by merger to Fleet National Bank). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      You have requested that the Bank waive the provisions of Section 5.7(vii) of the Loan Agreement for the limited purpose of allowing the Borrower to acquire, through Dover Saddlery Retail, Inc., a newly-formed wholly-owned subsidiary, for a purchase price not in excess of $1,650,000, all of the capital stock of Dominion Saddlery, Inc., such transaction to be upon the terms and conditions set forth in the letter (and accompanying attachments) from Michael Bruns to the Bank, dated June 9, 2006, and attached hereto a Annex A (the "Purchase Notice").

      The undersigned hereby waives the provisions of Section 5.7(vii) of the Loan Agreement for the limited purpose of allowing the Borrower to consummate the above-described transaction upon the terms and conditions contained in the Purchase Notice, it being expressly agreed that no other waiver, modification or consent is hereby granted. It is further acknowledged and agreed that these waivers will remain effective so long as (i) there are no material variations from the terms and conditions contained in the Purchase Notice, (ii) the Subordinated Lender provides its consent to such transaction on terms satisfactory to the Bank, (iii) such transaction is consummated on or before July 31, 2006, (iv) the Borrower promptly requires each of Dover Saddlery Retail, Inc. and Dominion Saddlery, Inc. to become a party to the Loan Documents as contemplated by Section 5.15 of the Loan Agreement, and (v) such transaction meets all of the criteria of a Permitted Acquisition, except that the total consideration therefore may exceed $500,000 (but not be more than $1,650,000).

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      The Borrower hereby confirms, by its acceptance hereof, that the Loan
Agreement remains in full force and effect.

                                 Very truly yours,

                                 BANK OF AMERICA, N.A.
                                 (successor by merger to
                                 Fleet National Bank)


                                 By: /s/ John F. Lynch
                                     ----------------------------
                                     Title:  S.V.P.